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                                                                   EXHIBIT 23(i)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 33-3422) and related Prospectus and in the Registration Statement (Form S-8 No. 33-52660) pertaining to the NACCO Industries, Inc. Non-Employee Directors' Equity Compensation Plan of NACCO Industries, Inc. of our report dated February 11, 2003, with respect to the consolidated financial statements and schedules of NACCO Industries, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Cleveland, Ohio
March 24, 2003